Exhibit 10.3

SUBLEASE

THIS SUBLEASE ("Sublease"), dated as of June 29, 2023, is made by and between Aligos Therapeutics, Inc., a Delaware corporation ("Sublandlord”), and Structure Therapeutics USA Inc., a Delaware corporation ("Subtenant"). Sublandlord and Subtenant hereby agree as follows:

1.            Recitals: This Sublease is made with reference to the following facts, intentions and understandings:

A.            601 & 651 Gateway Center LP, a Delaware limited partnership (“Master Landlord”), as Landlord, and Sublandlord, as Tenant, are parties to that certain Lease Agreement, dated as of December 9, 2021 (the “Master Lease”), with respect to those premises containing approximately 11,846 rentable square feet commonly known as Suite 900 (the “Premises”) in the building located at 601 Gateway Boulevard, South San Francisco, California 94080 (the “Building”). A copy of the Master Lease is attached hereto as Exhibit A and incorporated by reference herein.

B.            Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord, the Premises, pursuant to the terms and conditions set forth below.

C.            Capitalized terms not defined herein shall have the meanings set forth in the Master Lease.

2.            Premises: Pursuant to the terms and conditions of this Sublease, Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Premises. Sublandlord hereby represents and warrants to Subtenant that: (i) the Master Lease is in full force and effect; (ii) there exists under the Master Lease no default by Sublandlord or, to Sublandlord’s knowledge, Master Landlord, nor has there occurred any event which, with the giving of notice or passage of time or both, would constitute such a default by Sublandlord or, to Sublandlord’s knowledge, Master Landlord; (iii) Sublandlord has not assigned its interest in the Master Lease or sublet the Premises; and (iv) the copy of the Master Lease attached hereto is a true, correct and complete copy of the Master Lease.

3.            Term:

A.            Term. The term of this Sublease (the “Term”) shall commence on August 1, 2023 (“Commencement Date”), and shall expire on the date of expiration of the Base Term of the Master Lease (“Expiration Date”), unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms. Sublandlord shall deliver possession of the Premises to Subtenant on the Commencement Date. If Sublandlord is unable to deliver possession of the Premises to Subtenant on or before the Commencement Date, Sublandlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease, or the obligations of Subtenant hereunder, or extend the Term, but in such case, the Commencement Date shall be delayed until the Premises have been delivered to Subtenant, and Subtenant shall not be obligated to perform any other obligation of Subtenant hereunder (that requires performance on and after the Commencement Date) until Sublandlord delivers possession of the Premises to Subtenant. Notwithstanding the foregoing, if Sublandlord is unable to deliver possession of the Premises to Subtenant on or before September 30, 2023, then Subtenant may terminate this Sublease by written notice to Sublandlord on or before October 31, 2023, whereupon any monies previously paid by Subtenant to Sublandlord shall be reimbursed to Subtenant and the parties shall have no further obligation to each other. Once the Commencement Date has been established, Sublandlord and Subtenant shall execute a commencement date memorandum setting forth the Commencement Date; provided, however, that the failure to execute such a memorandum shall not affect Subtenant’s liability hereunder.

B.            Early Access. Sublandlord shall take all necessary steps (including Master Landlord’s consent, if required) to allow Subtenant access to the Premises no less than fourteen (14) days prior to the Commencement Date (“Early Occupancy Period”) to allow Subtenant to install and set up furniture, fixtures and equipment and to prepare the Premises for occupancy. During such Early Occupancy Period, Subtenant shall be subject to all of the terms and conditions of this Sublease except for the payment of Base Rent and Additional Rent.

C.            No Option to Extend. Subtenant acknowledges that Sublandlord has no obligation to exercise the Extension Right under the Master Lease, and that Subtenant has no right to cause Sublandlord to exercise such Extension Right. Subtenant has no option to extend the Term of this Sublease, even if Sublandlord exercises the Extension Right under the Master Lease. Subtenant further acknowledges that, if Sublandlord exercises the Extension Right, and Sublandlord agrees that Subtenant may continue to sublease the Premises for all or a portion of the Extension Term, monthly base rent for such sublease will be based upon the Market Rate at such time, in accordance with the provisions of the Master Lease.

4.            Rent:

A.            Monthly Base Rent. Commencing on the Commencement Date and continuing throughout the Term, Subtenant shall pay to Sublandlord monthly base rent ("Monthly Base Rent") for the Premises in the amount of $3.45 per rentable square foot of the Premises per month (i.e., $40,868.70 per month). Such Monthly Base Rent shall be increased by three percent (3%) on each anniversary of the Commencement Date.

Provided that Subtenant is not in default of the terms and conditions of this Sublease, Sublandlord agrees to abate Subtenant’s obligation to pay Monthly Base Rent for the first four (4) complete months of the Term (the “Conditional Rent”). In the event of a material default at any time during the Term that is not cured within the time period provided for cure of such default under the Master Lease, as incorporated herein, or under this Sublease, as the case may be, then, in addition to any other remedies to which Sublandlord may be entitled Sublandlord shall be entitled to recover the Conditional Rent (i.e., the Conditional Rent shall be deemed not have been abated and shall become immediately due and payable as unpaid Rent earned, but due at the time of such default). The right to the abatement set forth above shall be personal to the initial Subtenant hereunder and shall not be transferable to any assignee, sublessee or other transferee of the initial Subtenant’s interest in this Sublease. During the abatement period, Subtenant shall still be responsible for the payment of all additional sums payable under this Sublease (other than Tenant’s Share of Excess Operating Expenses), if any.

B.            Additional Rent: Commencing on January 1, 2025 and subject to a 2024 Base Year, and continuing for each month thereafter during the Term, Subtenant shall be responsible for the payment of Tenant’s Share of Excess Operating Expenses payable by Sublandlord pursuant to the terms and conditions of the Master Lease, and for the payment of costs of utilities under Section 11 of the Master Lease. Subtenant and Sublandlord agree, as a material part of the consideration given by Subtenant to Sublandlord for this Sublease, that Subtenant shall pay one hundred percent (100%) of Tenant’s Share of Excess Operating Expenses commencing on January 1, 2025, such that Sublandlord shall receive, as net consideration for this Sublease, full reimbursement thereof. Subtenant shall pay 1/12th of Tenant’s Share of Excess Operating Expenses on a monthly basis at the same time Subtenant pays Monthly Base Rent. If during any calendar year Sublandlord is determined, upon receipt by Sublandlord of the Annual Statement, to have overpaid Tenant’s Share of Excess Operating Expenses under the Master Lease and, as a result, Subtenant has overpaid Tenant Share of Excess Operating Expenses under this Sublease, such overpayment shall be credited toward the payments next due from Subtenant. In addition, in the event Sublandlord exercises its audit right under Section 5 of the Master Lease, and as a result Sublandlord receives a refund of any excess payment of Tenant’s Share of Operating Expenses, Sublandlord shall promptly refund to Subtenant any portion of such refund attributable to excess payment by Subtenant, if any.

Tenant Share of Excess Operating Expenses, and any and all other amounts Subtenant assumes or agrees to pay under the provisions of this Sublease, including without limitation any and all other sums that may become due by reason of any default of Subtenant or failure to comply with the agreements, terms, covenants and conditions of this Sublease to be performed by Subtenant, after any applicable notice and cure period, shall be “Additional Rent” under this Sublease. All Additional Rent not required by this Sublease to be paid at the time and in the manner for payment of Monthly Base Rent shall be payable by Subtenant to Sublandlord within ten (10) days after receipt of Sublandlord’s invoice therefor.

C.            General. Monthly Base Rent and Additional Rent are sometimes referred herein collectively as “Rent”. As used herein, the word "month" shall mean the period beginning on the first (1st) day of a month and ending on the last day of that month. Rent shall be paid on or before the first (1st) day of each calendar month during the Term. Rent for any period during the Term which is for less than one month of the Term shall be a pro rata portion of the monthly installment based on the number of days in that month. Rent shall be payable without notice or demand and without any demand, deduction, offset or abatement (except as expressly set forth in Section 4.A.), in US Dollars. Rent shall be paid to Sublandlord at 1 Corporate Drive, 2nd Floor, South San Francisco, CA 94080, Attn: Corporate Controller, or paid by such other method or remitted to such other address as Sublandlord may request from time to time.

D.            Prepayment of First Month's Monthly Base Rent: Upon execution of this Sublease by Subtenant, Subtenant shall pay to Sublandlord the sum of $40,868.70 , which shall be applied to the payment of the first (1st) installment of Monthly Base Rent for the Premises payable by Subtenant hereunder.

5.            Security Deposit. Upon execution of this Sublease by Subtenant, Subtenant shall deposit with Sublandlord, in cash, the sum of $45,998.08 (which sum is equal to one (1) month’s Monthly Base Rent payable during the last month of the Term) (the "Security Deposit"), as security for the performance by Subtenant of the terms and conditions of this Sublease. The Security Deposit shall be governed by the provisions of Section 6 of the Master Lease, as incorporated herein (deleting any reference to a Letter of Credit), except that any reference to the Security Deposit shall be deemed to refer to the Security Deposit described in this Section 5.

6.            Late Charge; Interest: If Subtenant fails to pay Sublandlord any Rent or other sums due from Subtenant to Sublandlord hereunder, and if Subtenant does not cure such failure within five (5) days after the due date, Subtenant shall pay Sublandlord such late charges and interest at the Default Rate as shall be due under Section 21(b) of the Master Lease, as incorporated herein. Acceptance of a late charge by Sublandlord shall not constitute a waiver of Subtenant’s default with respect to such overdue amount, nor prevent Sublandlord from exercising any of the other rights and remedies granted hereunder. Payment of a later charge or interest shall not excuse or cure any default hereunder by Subtenant.

7.            Delivery Condition; Repairs. Sublandlord shall deliver the Premises to Subtenant professionally cleaned, free of debris and with all operating and mechanical systems in good, clean, working condition and repair. Other than as set forth in the preceding sentence, Sublandlord shall deliver the Premises in its current “as-is, where is” condition, and Subtenant agrees that Sublandlord has not made any representations or warranties of any kind or nature whatsoever respecting the Premises, or the furniture or fixtures located in or serving the Premises, or their condition or suitability for Subtenant’s uses. Subtenant hereby represents to Sublandlord that (i) Subtenant has fully inspected the Premises and the physical condition thereof and the zoning regulations with respect thereto, including, without limitation, accessibility, location of utilities and improvements and earthquake preparedness, which in Subtenant’s judgment affect or influence Subtenant’s use of the Premises and Subtenant’s willingness to enter into this Sublease; and (ii) Subtenant is relying on its own inspection in subleasing the Premises. Sublandlord shall have no obligation whatsoever to (y) make repairs caused by the act or omission of Subtenant, its agents, employees or contractors, or (z) make or pay the cost of any alterations or improvements to the Premises, including, without limitation, any improvement required to comply with any law, regulation, building code or ordinance (including, without limitation, the Americans With Disabilities Act of 1990 ("ADA")). Sublandlord shall have no obligation to make or pay the cost of any repairs (or capital improvements) required to be performed by Master Landlord under the Master Lease, and Sublandlord’s sole obligations in this regard are as stated in Sections 23.A and 23.C hereof.

8.            Indemnity; Limitation of Liability: To the fullest extent permitted by law (and in addition to the indemnifications set forth in the Master Lease, including, without limitation, Sections 8, 16 and 30(b) of the Master Lease), Subtenant shall indemnify, protect, defend (with counsel reasonably acceptable to Sublandlord) and hold harmless Sublandlord and its officer, agents, employees, successors and assigns (“Sublandlord’s Agents”), and Master Landlord, from and against any and all claims, liabilities, judgments, causes of action, damages, costs, and expenses (including reasonable attorneys' and experts' fees), caused by or arising in connection with: (i) the use, occupancy or condition of the Premises; (ii) the negligence or willful misconduct of Subtenant or its employees, contractors, agents or invitees; (iii) a breach of Subtenant's obligations under this Sublease; or (iv) a breach of Subtenant's obligations under the Master Lease, as incorporated herein; provided, however, that Subtenant shall have no obligation to indemnify Sublandlord to the extent any such claims, liabilities, judgments, causes of action, damages, costs or expenses are caused by the gross negligence or willful misconduct of Sublandlord or Sublandlord’s Agents. The foregoing indemnifications shall survive the expiration or earlier termination of this Sublease. Notwithstanding anything to the contrary contained in this Sublease, in no event shall Sublandlord or Subtenant be liable for any indirect, consequential, special, exemplary, incidental or punitive damages incurred by the other party (including, without limitation, any injury to such party’s business or loss of income or profit therefrom) in connection with this Sublease, the Premises or the Building, except for Subtenant’s potential liability for consequential damages under Section 8 of the Master Lease, as incorporated herein.

9.            Right to Cure Defaults: If Subtenant fails to perform any act on its part to be performed hereunder, then Sublandlord may, but shall not be obligated to, perform such act. All costs and expenses of performing any such act shall be deemed Additional Rent payable by Subtenant to Sublandlord upon demand.

10.            Assignment and Subletting: Subtenant shall not assign, sublet, transfer, pledge, or otherwise encumber all or any part of the Premises, or permit the use or occupancy of the Premises by any person other than Subtenant, without the prior written consent of Sublandlord and Master Landlord, under the terms and conditions of the Master Lease. Any transfer, circumstance or event which constitutes an assignment or subletting under the Master Lease shall constitute an assignment or subletting under this Sublease.

11.            Use: Subtenant may use the Premises only for general office use and for no other purpose, and shall otherwise comply with the provisions of Section 7 of the Master Lease, as incorporated herein. Subtenant shall not store any materials, supplies, finished or unfinished products or articles of any nature outside of the Premises. Notwithstanding anything to the contrary contained in this Sublease, there shall be no abatement of Rent or liability of Sublandlord on account of injury to or interference with Subtenant’s business (including loss of profits) or damage to Subtenant’s property with respect to any services performed or provided by Sublandlord or Master Landlord, except to the extent of any abatement of Rent provided by Master Landlord to Sublandlord pursuant to the Master Lease.

12.            Effect of Conveyance: As used in this Sublease, the term "Sublandlord" means the holder of the Tenant's interest under the Master Lease. In the event of any transfer of Tenant's interest under the Master Lease, from and after the effective date thereof Sublandlord shall be and hereby is entirely relieved of all covenants and obligations of Sublandlord hereunder, and it shall be deemed and construed, without further agreement between the parties, that the transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublandlord hereunder, without any further action by Sublandlord, Subtenant or such transferee. Sublandlord shall transfer and deliver any Security Deposit of Subtenant to the transferee of said Tenant's interest in the Master Lease, and thereupon Sublandlord shall be discharged from any further liability with respect thereto.

13.            Sublandlord’s Obligations: Sublandlord covenants and agrees that, so long as Subtenant complies with its obligations under this Sublease, Sublandlord (i) will pay in full all rent payable by it as Tenant under the Master Lease not assumed by Subtenant hereunder and will not cause or permit a default by Tenant under the Master Lease which is unrelated to the obligations which Subtenant has assumed under this Sublease, (ii) will not, without Subtenant’s consent, exercise any right to terminate the Master Lease, other than on account of casualty or condemnation, and (iii) will not agree to any amendment of the Master Lease which would adversely affect Subtenant’s rights hereunder. Sublandlord further covenants that Subtenant, subject to the provisions of the Master Lease and this Sublease, upon paying the Rent and performing all of the duties, covenants, agreements and obligations agreed to be performed by Subtenant hereunder, will have, hold and enjoy quiet possession of the Premises, free from claims of persons claiming by or through Sublandlord for the term of this Sublease. Notwithstanding the foregoing, Sublandlord shall have no liability to Subtenant for its violation of this Section 13 if Master Landlord agrees that Subtenant may remain in possession of the Premises upon any termination of the Master Lease on the same terms as this Sublease for the remainder of the Term.

14.            Improvements

A.            Alterations and Improvements. Subtenant shall not make any alterations, modifications or improvements to the Premises without the prior written consent of Master Landlord and Sublandlord, pursuant to the terms of the Master Lease; provided, that Subtenant shall have the right to make nonstructural Notice-Only Alterations without the prior written consent of Master Landlord and Sublandlord only if the aggregate cost of all such work in any 12 month period does not exceed $25,000.00. Sublandlord shall not be required to provide a tenant improvement allowance to Subtenant in connection with Subtenant’s construction of any alterations or improvements, all of which shall be constructed at Subtenant’s sole cost and expense.

B.            Construction. Subtenant shall construct any alterations or improvements in compliance with all applicable law, in a good and workmanlike manner, free of defects and using new materials and equipment of good quality, and otherwise in compliance with the applicable provisions of the Master Lease. Subtenant shall carry, or cause its contractor to carry, such insurance as is required by the applicable provisions of the Master Lease and as may reasonably be required by Sublandlord.

C.            Removal of Improvements. Upon the expiration or earlier termination of this Sublease, Subtenant, at its sole cost and expense, shall be responsible for removing any and all personal property of Subtenant, including all alterations or improvements installed in the Premises by Subtenant and restoring the Premises to substantially its condition immediately prior to the alteration or improvement, but only if and to the extent required by Sublandlord or Master Landlord.

15.            Furniture, Fixtures and Equipment. During the Term, Subtenant may use, at no additional charge, all of the furniture fixtures and equipment (“FF&E”) located in the Premises described in Exhibit B. The FF&E is provided by Sublandlord in its “AS IS, WHERE IS” condition, without any representation or warranty whatsoever (including without limitation any representation or warranty as to the FF&E’s condition or fitness for a particular purpose). Subtenant shall use the FF&E at Subtenant’s sole risk and in compliance with applicable laws. Subtenant shall maintain the FF&E in good condition and repair, reasonable wear and tear excepted, and shall be responsible for any loss or damage to the same during the Term. Sublandlord shall have no obligation to repair, maintain, service, replace, insure or pay any taxes applicable to the FF&E, all of which shall be the obligation of Subtenant. At the expiration or earlier termination of this Sublease, Subtenant shall have the right (but not the obligation) to purchase the FF&E for the sum of $1.00. If Subtenant does not exercise such right to purchase the FF&E, Subtenant shall surrender the FF&E to Sublandlord in as good condition and repair as on the Commencement Date, ordinary wear and tear excepted. Subtenant shall not remove any of the FF&E from the Premises during the Term.

16.            CASP Inspecton. Sublandlord has not had an inspection of the Premises performed by a Certified Access Specialist as described in California Civil Code § 1938. A Certified Access Specialist (CASp) can inspect the Premises and determine whether the Premises complies with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the Premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the Premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises.

17.            Surrender: Upon the expiration or earlier termination of this Sublease, Subtenant shall remove all of its trade fixtures, personal property, alterations and improvements if removal is required as provided in Section 14 above, and other property and improvements if and to the extent required under this Sublease, and shall surrender the Premises to Sublandlord in the same condition as received, free of Hazardous Materials, reasonable wear and tear excepted, and in compliance with the second (2nd) paragraph of Section 18 of the Master Lease. If the Premises are not so surrendered, then Subtenant shall be liable to Sublandlord for all costs incurred by Sublandlord in returning the Premises to the required condition, plus interest thereon at the Default Rate. Subtenant shall indemnify, defend with counsel reasonably acceptable to Sublandlord, protect and hold harmless Sublandlord against any and all claims, liabilities, judgments, causes of action, damages, costs, and expenses (including reasonable attorneys' and experts' fees) resulting from Subtenant's delay in surrendering the Premises in the condition required, including, without limitation, any claim made by Sublandlord or any succeeding tenant founded on or resulting from such failure to surrender. The indemnification set forth in this Section shall survive the expiration or earlier termination of this Sublease.

18.            Brokers: Sublandlord represents that it has dealt with no real estate broker, lender, agent or salesman in connection with this transaction except for CBRE. Subtenant represents that it has not dealt with real estate broker, lender, agent or salesman in connection with this transaction except for Cushman & Wakefield. Sublandlord shall be responsible for the payment of a commission to each of CBRE and Cushman & Wakefield per the terms of separate agreements. Each party agrees to indemnify, defend and hold the other party harmless from and against all claims for brokerage commissions, finder's fees, or other compensation made by any other agent, broker, salesman or finder as a consequence of said party's actions or dealings with such agent, broker, salesman, or finder. The indemnification set forth in this Section shall survive the expiration or earlier termination of this Sublease.

19.            Notices: Unless five (5) days' prior written notice is given in the manner set forth in this Section, the address of each party for all purposes connected with this Sublease shall be that address set forth below their signatures at the end of this Sublease. The address for Master Landlord shall be as set forth in the Master Lease. All notices, demands, or communications in connection with this Sublease shall be considered received when (i) personally delivered; or (ii) if properly addressed and either sent by nationally recognized overnight courier or deposited in the mail (registered or certified, return receipt requested, and postage prepaid), on the date shown on the return receipt for acceptance or rejection. Each party shall promptly deliver to the other a copy of any notice received from or delivered to Master Landlord respecting the Premises or the right or obligations or Sublandlord or Subtenant hereunder.

20.            Severability: If any term of this Sublease is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Sublease shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired.

21.            Amendment: This Sublease may not be amended except by the written agreement of all parties hereto.

22.            Insurance; Waiver of Subrogation: Subtenant shall procure and maintain all insurance policies required to be carried by the Tenant under the Master Lease, including, without limitation, Section 17 of the Master Lease, with respect to the Premises. All such liability policies shall name Sublandlord and Master Landlord as additional insureds. Certificates of insurance reflecting that the insurance required to be carried by Subtenant pursuant to this Sublease and the Master Lease is in force, accompanied by an endorsement showing the required additional insureds satisfactory to Sublandlord in substance and form, shall be delivered to Sublandlord at the time Subtenant executes this Sublease (and in any event prior to any entry onto the Premises by Subtenant, its agents, employees or contractors) and upon renewal of such policies, but not less than thirty (30) days prior to the expiration of the term of such coverage. The waiver of subrogation provision contained in Section 17 of the Master Lease shall be deemed to be a three-party agreement binding among and inuring to the benefit of Sublandlord, Subtenant and Master Landlord.

23.            Other Sublease Terms:

A.            Incorporation by Reference. Except as otherwise provided in this Sublease or insofar as the provisions of the Master Lease do not conflict with the specific provisions hereof, the terms and provisions contained in the Master Lease are incorporated herein and made a part hereof as if set forth at length; provided, however, that: (i) each reference in such incorporated sections to "Lease" shall be deemed a reference to this "Sublease" ; (ii) each reference to "Landlord" and "Tenant" shall be deemed a reference to "Sublandlord" and "Subtenant", respectively; (iii) with respect to work, services, repairs, restoration, insurance or the performance of any other obligation of Master Landlord under the Master Lease, the sole obligation of Sublandlord (subject to the last two sentences in Section 23C below) shall be to request the same in writing from Master Landlord, as and when requested to do so by Subtenant, and to use Sublandlord's commercially reasonable good faith efforts (provided Subtenant pays all costs incurred by Sublandlord in connection therewith) to obtain Master Landlord’s performance; (iv) with respect to any obligation of Subtenant to be performed under this Sublease, wherever the Master Lease grants to Sublandlord a specified number of days to perform its obligations under the Master Lease (excluding the payment of Monthly Base Rent and Excess Operating Expenses), Subtenant shall have three (3) fewer days to perform the obligation, including, without limitation, curing any defaults, provided that Subtenant shall have no fewer than two (2) business days to cure any default; (v) Sublandlord shall have no liability to Subtenant with respect to (a) representations and warranties made by Master Landlord under the Master Lease, (b) any indemnification obligations of Master Landlord under the Master Lease, or other obligations or liabilities of Master Landlord under the Master Lease with respect to compliance with laws, condition of the Premises or Hazardous Materials, and (c) any obligations under the Master Lease to repair, maintain, restore, or insure all or any portion of the Premises, regardless of whether the incorporation of one or more provisions of the Master Lease might otherwise operate to make Sublandlord liable therefor; (vi) with respect to any approval or consent required to be obtained from Master Landlord under the Master Lease, such approval or consent must be obtained from both Master Landlord and Sublandlord, and the approval of Sublandlord may be withheld if Master Landlord 's approval or consent is not obtained; (vii) in any case where "Tenant" is to indemnify, release or waive claims against "Landlord", such indemnity, release or waiver shall be deemed to run from Subtenant to both Master Landlord and Sublandlord; (viii) Subtenant shall pay all consent and review fees set forth in the Master Lease to both Master Landlord and Sublandlord; (ix) Subtenant shall not have the right to terminate this Sublease due to casualty or condemnation unless Sublandlord has such right under the Master Lease, and as between Sublandlord and Subtenant only, all insurance proceeds or condemnation awards received by Sublandlord under the Master Lease shall be deemed to be the property of Sublandlord; and (x) in any case where "Tenant" is to execute and deliver certain documents or notices to "Landlord", such obligation shall be deemed to run from Subtenant to both Master Landlord and Sublandlord.

The following provisions of the Master Lease are expressly not incorporated herein by reference: basic lease information on page 1 of the Master Lease, except for the definitions of Project, Rentable Area of Project, and Permitted Use; the first sentence in Section 1; Section 2; Section 3; Section 4; the first paragraph in Section 5; the penultimate paragraph in Section 5; all references to a “Letter of Credit” in Section 6; the first sentence in Section 12; Section 35; Section 39; Section 40(o); Exhibit C; Exhibit D; and Exhibit F.

In the following provisions of the Master Lease, as incorporated herein, the term Landlord shall refer to Master Landlord only: Section 1; Section 5; the final sentence in Section 7; Section 9; Section 11; Section 13; Section 17; Section 18; Section 19; Section 40(n); and Section  40(r).

In the event of any conflict between this Sublease and the Master Lease, the terms of this Sublease shall control as between Sublandlord and Subtenant. Subtenant hereby acknowledges that it has read and is familiar with all the terms of the Master Lease, and agrees that this Sublease is subordinate and subject to the Master Lease.

B.            Performance of Obligations. This Sublease is and all times shall be subject and subordinate to the Master Lease and the rights of Master Landlord thereunder. Subtenant hereby expressly agrees: (i) to comply with all provisions of the Master Lease applicable to the Premises to the extent incorporated herein during the Term; (ii) to perform all the obligations on the part of the "Tenant" to be performed under the terms of the Master Lease during the Term to the extent incorporated herein; and (iii) to hold Sublandlord free and harmless of and from all liability, judgments, costs, damages, claims, demands. and expenses (including reasonable attorneys' and experts' fees) arising out of Subtenant's failure to comply with or to perform Subtenant's obligations hereunder or the obligations of the "Tenant" under the Master Lease as herein provided or to act or omit to act in any manner which will constitute a breach of the Master Lease. The foregoing indemnification shall survive the expiration or earlier termination of this Sublease. Additionally, in the event of any casualty or condemnation affecting the Premises, Rent payable by Subtenant shall be proportionately abated, but only as to the portion of the Premises damaged or taken and only to the extent that Rent payable by Sublandlord is abated or reduced with respect to such portion of the Premises.

C.            Performance by Sublandlord. Notwithstanding anything to the contrary contained in this Sublease, Sublandlord shall not be required to furnish, supply or install anything required of Master Landlord under any provision of the Master Lease. Sublandlord shall have no liability or responsibility whatsoever for Master Landlord ’s failure or refusal to perform under the Master Lease. Sublandlord shall use its commercially reasonable good faith efforts to cause Master Landlord to observe and perform its obligations under the Master Lease, but the foregoing shall not be a guarantee by Sublandlord of Master Landlord ’s compliance with the provisions of the Master Lease. If following such commercially reasonable good faith efforts by Sublandlord, Master Landlord shall fail to perform its obligations under the Master Lease, then Subtenant shall have the right to take such action in its own name and Subtenant shall keep Sublandlord apprised of its activities in connection with such action. If (a) any such action against Master Landlord in Subtenant’s name is barred by reason of lack of privity, non-assignability or otherwise, and (b) the failure of Master Landlord to perform its obligations under the Master Lease has, or may have, a materially adverse effect upon the Premises or Subtenant’s permitted use thereof, then Subtenant may bring such action in Sublandlord’s name and Sublandlord shall execute all documents reasonably required in connection therewith, provided that the same is without cost and expense to Sublandlord. Subtenant shall reimburse all costs and expenses Sublandlord shall incur attempting to enforce the Master Lease against Master Landlord with thirty (30) days following Sublandlord’s delivery of an invoice therefor, together with reasonable supporting documentation.

24.            Condition Precedent: This Sublease and Sublandlord's and Subtenant's obligations hereunder are conditioned upon Sublandlord having obtained the written consent of the Master Landlord to this Sublease, upon terms and conditions reasonably acceptable to Sublandlord and Subtenant in form reasonably satisfactory to Sublandlord and Subtenant (“Master Landlord ’s Consent”). If Master Landlord 's Consent has not been received within thirty (30) days after the date of this Sublease, then Sublandlord or Subtenant may terminate this Sublease by giving ten (10) days’ prior written notice to the other, in which case this Sublease shall terminate on the day following the last day of the ten (10)- day notice period (unless Master Landlord ’s Consent is received during such ten (10)- day period, in which case this Sublease shall remain in full force and effect), and neither party shall have any further rights or obligations hereunder and Sublandlord shall return to Subtenant all sums paid by Subtenant to Sublandlord in connection with Subtenant’s execution hereof. The return of all sums paid by Subtenant to Sublandlord and the termination of this Sublease shall be Sublandlord’s and Subtenant’s sole and exclusive remedy in the event of a termination pursuant to this Section, including, without limitation, a termination resulting from Sublandlord’s or Subtenant’s reasonable determination that any term or condition proposed by Master Landlord to be included in a consent is unacceptable.

25.            Miscellaneous: This Sublease contains all of the covenants, conditions and agreements between Sublandlord and Subtenant concerning the Premises, and shall supersede all prior correspondence, agreements and understandings concerning the Premises, both oral and written. This Sublease shall in all respects be governed by and construed in accordance with the laws of the state in which the Premises are located. If any term of this Sublease is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Sublease shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired. This Sublease may not be amended except by the written agreement of all parties hereto. This Sublease may be executed electronically or by facsimile and in counterparts, all of which will be deemed originals and which together will constitute one and the same instrument. The parties acknowledge and agree that the exchange of electronic or fax signatures will have the same legal validity as the parties’ signatures would have if signed in hard copy form. This Sublease shall, subject to the provisions regarding assignment and subletting, apply to and bind the respective heirs, successors, executors, administrators and assigns of Sublandlord and Subtenant. This Sublease may be executed in counterparts, all of which taken together as a whole, shall constitute one original document. Facsimile signatures and PDF format signatures sent by electronic mail shall be treated and have the same effect as original signatures.

26.            Holdover: Any holdover by Subtenant shall be governed by Section 8 of the Master Lease, as incorporated herein by reference. In addition to the provisions of said Section 8, Subtenant shall indemnify, defend, protect and hold harmless Sublandlord and Master Landlord from and against all costs, loss and liability resulting from Subtenant's delay in surrendering the Premises. The indemnification set forth in this Section shall survive the expiration or earlier termination of this Sublease.

27.            Parking: Subtenant shall be entitled to Subtenant’s Share of the non-exclusive parking spaces serving the Premises, subject to the provisions of Section 10 of the Master Lease.

28.            Signage: Sublandlord shall use commercially reasonable good faith efforts to obtain from Master Landlord for Subtenant (at Subtenant’s cost) directory and suite signage in conformity with the signage program for the Building. Subtenant, at Subtenant’s sole cost, shall remove its signage upon the expiration or earlier termination of this Sublease.

29.            No Offer: Submission of this Sublease for examination or signature by Subtenant does not constitute a right to, reservation of, option for or option to sublease, and such submission is not effective as a sublease or otherwise until execution and delivery by both Sublandlord and Subtenant.

30.            Authority. Each individual executing this Sublease on behalf of a corporation, limited liability company, partnership or other entity represents and warrants that he or she is duly authorized to execute and deliver this Sublease on behalf of said corporation, limited liability company, partnership or entity, and that this Sublease is binding upon said corporation, limited liability company, partnership or entity in accordance with its terms.

[Signatures appear on next page]

IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first written above.

SUBLANDLORD:		SUBTENANT:

Aligos Therapeutics Inc.,		Structure Therapeutics USA Inc.
a Delaware corporation		a Delaware corporation

By:	/s/ Lucinda Y. Quan	By:	/s/ Raymond Stevens

Printed		Printed
Name:	Lucinda Y. Quan	Name:	Raymond Stevens

Title:	EVP, CBO & Gen’l Counsel	Title:	CEO

Address:	One Corporate Drive, 2nd Floor	Address:	611 Gateway Blvd Suite #223
	South San Francisco, CA 94080		South San Francisco, CA 94080
	Attn: General Counsel		Attn: Legal Department

EXHIBIT A

MASTER LEASE

A-1

EXHIBIT B

FURNITURE, FIXTURES AND EQUIPMENT

Furniture	Quantity
Executive Desk
Office/Cubicle Chair	34
Conference Room Chair	41
Guest/Lunch Room Chair	53
Bookshelf	9
Personal Desk Storage	44
Desk	20
Cubicle-Complete	14
Lunch Room Tables	3
RA Table	10
Large Conference Room Table	1
Oval Conference Room Table	1
TV	3
IPAD	1
Refridgerator/Freezer Combo	1
Mini Refridgerator	1
Dishwasher	1
Water Dispenser	1
AV system-confernce room	1
IT Rack	1

B-1